Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2025, relating to the financial statements of Enliven Therapeutics, Inc. appearing in the Registration Statement No. 333-272909 on Form S-3 of Enliven Therapeutics, Inc.

/s/ Deloitte & Touche, LLP

San Francisco, California

June 13, 2025